Exhibit 99
BUTLER NATIONAL CORPORATION Classic Aviation Products
PRESS RELEASE FOR IMMEDIATE RELEASE	June 8, 2004
BUTLER NATIONAL ANNOUNCES COMPLETION OF 25 RVSM SOLUTION UPGRADES
- The Avcon/Bizjet Team exceeds eighty (80) RVSM orders booked or pending -

[OLATHE, KANSAS, June 8, 2004] - Butler National Corporation (OTC Bulletin Board "BUKS") announces that AVCON Industries, a wholly-owned subsidiary of Butler National Corporation, and its RVSM project partner BIZJET, a Lufthansa Technik Service Company, have upgraded more than twenty-five airplanes with the AVCON/BIZJET RVSM Group Solution. These upgrades have been delivered to numerous customers including BEST AeroNet Aviation and Kalitta Charters, Inc.

Domestic RVSM goes into effect on January 20, 2005, and will allow airplanes to operate with reduced vertical spacing at altitudes of 29,000 feet through 41,000 feet. The current retail price for the installed RVSM solution at AVCON is $156,975, plus the cost of required autopilot component inspections and repairs. The AVCON/BIZJET RVSM turnkey solution requires approximately two to three weeks downtime for structural and electrical modifications to replace the existing pitot and static system, and to install the approved RVSM equipment.

Roger Humiston, Director of Operations of BEST AeroNet Aviation, Ltd. said, "Every BEST AeroNet pilot who has flown the AVCON/BIZJET modified Learjet raves about how much easier the aircraft is to fly and what a joy the autopilot has become.

Doug Kalitta, President of Kalitta Charters adds, "We have been very impressed with the AVCON/BIZJET RVSM Solution, which dramatically improves the accuracy of critical aircraft altitude information, compared to a standard Learjet."

There are approximately 500 Learjet 20 series airplanes in use worldwide. The AVCON/BIZJET Team expects many of these Learjet operators to select AVCON/BIZJET as their RVSM solution.

Our Business:

About AVCON Industries, Inc.
AVCON Industries, Inc., a wholly-owned subsidiary of Butler National Corporation, offers regulatory and special mission modifications of business-size aircraft. AVCON is a Certified Repair Station (B92R922N) and offers a full range of maintenance. AVCON specializes in passenger to freighter conversions, installation of aerial photography equipment, and stability enhancing modifications for Learjet, Beechcraft, Cessna, and Dassault Falcon aircraft along with other specialized modifications.

About Butler National Corporation
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dessault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Larry W. Franke, President
Avcon Industries, Inc.
516 North Oliver, P.O. Box 748
Newton, KS 67114

William A. Griffith, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062

Jim Drewitz, Public Relations

Ph (316) 284-2842 Fax (316) 284-2844 Ph (913) 780-9595 Fax (913) 780-5088 Ph (972) 355-6070
For more information, please visit the Company web site: www.butlernational.com -End-